SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 2, 2010

TRI-VALLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Avenue, Suite 600
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities

On July 2, 2010, Capital Ventures International exercised a warrant to purchase 420,990 shares of common stock (“Capital Ventures Exercise”) in Tri-Valley Corporation (“Tri-Valley”).  The warrant exercise price was $.001 per share, for a total purchase price of $420.99.

Also on July 2, 2010, Empery Asset Management LP exercised a warrant to purchase 420,991 shares of Tri-Valley’s common stock (“Empery Asset Exercise,” and together with the Capital Ventures Exercise, the “Warrant Exercises”).  The warrant exercise price was $.001 per share, for a total purchase price of $420.99.

The Warrant Exercises were made pursuant to that certain Securities Purchase Agreement (“SPA”) among Tri-Valley and certain institutional investors as more particularly described in the Current Report Form 8-K Tri-Valley filed with the Securities Exchange Commission (“SEC”) on April 6, 2010, which included the SPA as an exhibit thereto.  The SPA provided for issuance of certain number of additional shares pursuant to certain purchase price per share adjustment on July 2, 2010 and December 1, 2010.  The SPA and the terms, conditions and obligations of Tri-Valley thereof were ratified by Tri-Valley’s shareholders on the Annual Meeting of Shareholders held on June 18, 2010 as disclosed in the Current Report Form 8-K filed on June 23, 2010 with the SEC.  The purchase price for both transactions was at a discount to Tri-Valley’s closing stock price of $.96 on the American Stock Exchange on July 2, 2010.

These securities sold pursuant to the Warrant Exercises were registered securities issue pursuant to that certain Form S-3 Registration Statement filed with the SEC on December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2010	TRI-VALLEY CORPORATION Maston N. Cunningham
Maston N. Cunningham, Chief Executive Officer and President